UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 18, 2010
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34027 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor, New York, New York 10005
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed by Fund.com Inc. (the “Company”) in its periodic reports filed with the Securities and Exchange Commission, on November 2, 2009, effective September 29, 2009, the Company consummated an investment in Vensure Employer Services, Inc. (“Vensure”) pursuant to the terms and conditions of a securities purchase agreement (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company exchanged a $20.0 million face amount annuity contract payable in 2017 for 218,883.33 shares of Series A participating convertible preferred stock of Vensure, with a liquidation value of $1,000 per share (the “Series A Preferred Stock”).  In addition, the Company, Vensure and their subsidiaries entered into an educational content agreement.

Subsequent to the closing of the Vensure transaction, there was a significant change of circumstances affecting both parties to the Purchase Agreement.  These factors included: (i) Vensure’s inability to provide the Company with the audited financial statements of Vensure for the two years ended December 31, 2009, as required by the Purchase Agreement; and (ii) the focus of Company’s efforts and business strategy as a result of the expansion of the activities of its AdvisorShares Investments, LLC subsidiary and the recent acquisition of Weston Capital Management, LLC.

Based upon the foregoing, on August 18, 2010, the Company and Vensure entered into an Agreement of Rescission (the “Rescission Agreement”) under which the parties agreed to rescind, ab initio, all of the transactions contemplated by the Purchase Agreement, as a result of which (a) Vensure and its subsidiary assigned back to the Company the annuity contract, (b) the Company assigned and transferred back to Vensure its Series A Preferred Stock, and (c) the parties agreed to release each other from all further obligations under the Purchase Agreement.

The foregoing is a summary of certain material terms and conditions of the Rescission Agreement and not a complete discussion thereof.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Rescission Agreement attached to this Current Report on Form 8-K in Exhibit 10.1, and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company was not able to timely file its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2010, which represented the third late filing in its past two fiscal years.  On August 24, 2010, the Company notified Financial Industry Regulatory Authority - OTC Filing Department and OTC Compliance Unit of such event and requested the quotation of the Company’s Class A common stock on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority be discontinued, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Agreement of Rescission dated as of August 18, 2010 by and among Fund.com Inc., Vensure Employer Services, Inc. and Vensure Retirement Administration, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
(Registrant)

By:	/s/ Gregory Webster
Name: Gregory Webster
Title: Chief Executive Officer

Date:  August 24, 2010